UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 22, 2014

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)
7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

Unifi, Inc. inadvertently failed to file a Form 8-K to report the results of its 2014 Annual Meeting of Shareholders, and is filing that Form 8-K in order to become current in its reporting obligations with the Securities and Exchange Commission.

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 22, 2014, Unifi, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The Registrant’s shareholders elected the following eight nominees as directors, each to serve until the next annual meeting of shareholders or until his or her successor (if there is to be one) is duly elected and qualified, by the following votes:

Name	For	Withheld	Broker Non-Votes
William J. Armfield, IV	12,275,664	239,448	3,262,059
R. Roger Berrier, Jr.	11,917,456	597,656	3,262,059
Archibald Cox, Jr.	12,238,733	276,379	3,262,059
William L. Jasper	12,173,643	341,469	3,262,059
Kenneth G. Langone	12,237,129	277,983	3,262,059
Suzanne M. Present	12,276,818	238,294	3,262,059
G. Alfred Webster	12,276,838	238,274	3,262,059
Mitchel Weinberger	11,932,250	582,862	3,262,059

Proposal 2: Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the fiscal year 2014 compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
11,869,359	619,246	26,507	3,262,059

Proposal 3: Ratification of the Independent Registered Public Accounting Firm. The shareholders ratified the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 28, 2015 by the following vote:

For	Against	Abstentions	Broker Non-Votes
15,441,655	325,003	10,513	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel
Dated: September 2, 2015